                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission
                                             Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             ALBERTSON'S, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

         -----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

ALBERTSON'S, INC.
250 PARKCENTER BOULEVARD
P. O. BOX 20
BOISE, IDAHO 83726                                                          LOGO

--------------------------------------------------------------------------------



                                                       April 19, 1996

Dear Fellow Stockholder:

It is our pleasure to invite you to attend the 1996 Annual Meeting of Stockholders. This year's Annual Meeting will be held on May 24, 1996, at 10:00 a.m., Mountain Daylight Time, in the Eyries Room at the Boise Centre on the Grove, 850 Front Street, Boise, Idaho.

Information about the business of the meeting and the nominees for election as members of the Board of Directors is set forth in the Notice of Meeting and the Proxy Statement on the following pages. This year you are asked to elect directors. In addition, two stockholder proposals, which are opposed by your Board of Directors, may be presented for consideration and voting.

It is important that your shares be represented at the meeting. Accordingly, whether or not you plan to attend the meeting, we urge you to complete, date and sign the enclosed proxy card, and return it in the envelope provided.

We look forward to personally greeting those stockholders able to attend.

                                           Very truly yours,

                                           ALBERTSON'S, INC.

                                           /s/ GARY G. MICHAEL
                                           ------------------------------
                                           Gary G. Michael
                                           Chairman of the Board
                                           and Chief Executive Officer

                                                                            LOGO
TABLE OF CONTENTS

--------------------------------------------------------------------------------

                                                                                            PAGE
------------------------------------------------------------------------------------------------
Notice of Annual Meeting of Stockholders                                                      1
------------------------------------------------------------------------------------------------
Proxy Statement                                                                               2
------------------------------------------------------------------------------------------------
  Voting Securities and Principal Holders Thereof                                             3
------------------------------------------------------------------------------------------------
  Election of Directors (Proposal 1)                                                          6
------------------------------------------------------------------------------------------------
     Nominees for Election as Class I Directors                                               7
------------------------------------------------------------------------------------------------
     Continuing Class II Directors                                                            8
------------------------------------------------------------------------------------------------
     Continuing Class III Directors                                                           9
------------------------------------------------------------------------------------------------
     Certain Transactions                                                                    11
------------------------------------------------------------------------------------------------
     Committees and Meetings of the Board of Directors                                       12
------------------------------------------------------------------------------------------------
     Directors' Fees                                                                         13
------------------------------------------------------------------------------------------------
  Compensation of Executive Officers                                                         14
------------------------------------------------------------------------------------------------
     Summary Compensation Table                                                              14
------------------------------------------------------------------------------------------------
     Option Grants in Last Fiscal Year                                                       17
------------------------------------------------------------------------------------------------
     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values       18
------------------------------------------------------------------------------------------------
     Retirement Benefits                                                                     18
------------------------------------------------------------------------------------------------
     Compensation Committee/Executive Committee Report                                       19
------------------------------------------------------------------------------------------------
     Compensation Committee and Executive Committee Interlocks and Insider Participation     23
------------------------------------------------------------------------------------------------
     Performance Graph                                                                       24
------------------------------------------------------------------------------------------------
  Stockholder Proposal (Proposal 2)                                                          25
------------------------------------------------------------------------------------------------
     Board of Directors' Statement in Opposition                                             26
------------------------------------------------------------------------------------------------
  Stockholder Proposal (Proposal 3)                                                          26
------------------------------------------------------------------------------------------------
     Board of Directors' Statement in Opposition                                             27
------------------------------------------------------------------------------------------------
  Other Matters                                                                              28
------------------------------------------------------------------------------------------------
  Filing of Forms Pursuant to Section 16 of the Securities Exchange Act of 1934              28
------------------------------------------------------------------------------------------------
  Deadline for Receipt of Stockholders' Proposals                                            28
------------------------------------------------------------------------------------------------

                            FREE PARKING FOR MEETING

For three hours of free parking at the Eastman Garage, Capital Terrace Garage, Statehouse Inn (roof-top only) and surface parking areas as indicated on the map below, your admittance badge for the Meeting will include a validation sticker. Handicap parking is available as indicated on the map. Parking is not available at Boise Centre on the Grove.

                   [Map of Convention Center and surrounding
              parking to be included in copy sent to Stockholders]

                                                                            LOGO
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 24, 1996, AT BOISE, IDAHO

--------------------------------------------------------------------------------

TO THE STOCKHOLDERS OF ALBERTSON'S, INC.:

The Annual Meeting of Stockholders of Albertson's, Inc., a Delaware corporation ("Company"), will be held on May 24, 1996, at 10:00 a.m., Mountain Daylight Time, in the Eyries Room at the Boise Centre on the Grove, 850 Front Street, Boise, Idaho, for the following purposes:

(1) To elect four Class I directors to hold office for three years;

(2) To consider and act upon, if properly presented, two proposals, each submitted by a single stockholder and each opposed by the Board of Directors; and

(3) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

All of the above matters are more fully described in the accompanying Proxy Statement.

Stockholders of record at the close of business on April 9, 1996, will be entitled to notice of, and to vote at, the meeting.

A complete list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for the ten-day period ending immediately prior to the date of the meeting, at 250 Parkcenter Boulevard, Boise, Idaho.

All stockholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE RETURN YOUR PROXY PROMPTLY. It is important that you mark, sign, date and return the accompanying Proxy, regardless of the size of your holdings, as promptly as possible. A postage prepaid envelope (if mailed in the United States) is enclosed for your convenience.

Any stockholder of record attending the meeting may vote in person even if that stockholder returned a proxy card. If you plan to attend the meeting and your shares are held in the name of a broker or other nominee, please bring a statement or letter from the broker or nominee confirming your ownership of shares.

                                         By Order of the Board of Directors

                                         /S/ KAYE L. O'RIORDAN
                                         ---------------------------------
                                         Kaye L. O'Riordan
                                         Corporate Secretary

                                         April 19, 1996

                YOUR COPY OF THE COMPANY'S ANNUAL REPORT FOR THE
                FISCAL YEAR ENDED FEBRUARY 1, 1996 IS ENCLOSED.

PROXY STATEMENT

--------------------------------------------------------------------------------

This Proxy Statement and the accompanying proxy card, which are being mailed to stockholders on or about April 19, 1996, are furnished in connection with the solicitation of proxies by the Board of Directors of Albertson's, Inc., a Delaware corporation ("Company"), for use at the Annual Meeting of Stockholders to be held on May 24, 1996, including any adjournments or postponements thereof.

The Annual Meeting is called for the purposes stated in the accompanying Notice of Meeting. All stockholders of record of the Company's Common Stock as of the close of business on April 9, 1996 are entitled to vote at the meeting. As of that date, there were 000,000,000 shares of Common Stock outstanding. On each matter coming before the meeting, a stockholder is entitled to one vote for each share of stock held of record as of the record date.

If the accompanying proxy card is properly signed and is not revoked by the stockholder, the shares it represents will be voted at the meeting by the proxy holder in accordance with the instructions of the stockholder. If no specific instructions are designated, the shares will be voted as recommended by the Board of Directors.

A proxy may be revoked at any time before it is voted at the meeting. Any stockholder who attends the meeting and wishes to vote in person may revoke his or her proxy at that time. Otherwise, revocation of a proxy must be mailed or delivered to the Corporate Secretary of the Company at 250 Parkcenter Boulevard, P.O. Box 20, Boise, Idaho 83726 and received prior to the meeting.

This solicitation is made on behalf of the Board of Directors and all expenses of this solicitation will be paid by the Company. Initial solicitations will be made by mail. However, in order to assure sufficient representation, some directors, officers or regular employees of the Company may solicit proxies in person or by telephone, facsimile or telegram without special compensation. Also, to assist in the solicitation of proxies, the Company has engaged Georgeson and Company, Inc. for a fee estimated not to exceed $25,000 plus reimbursement of expenses. In addition, arrangements have been made with brokerage houses and other custodians to send proxies and proxy solicitation material to their principals, and the Company will reimburse such brokerage houses and custodians for their expenses in doing so.

Under Delaware law and the Company's Restated Certificate of Incorporation, if a quorum is present at the meeting (i) there will be an election of directors and, if they receive a plurality of the votes cast in the election of directors, the four nominees will be elected; and (ii) proposals 2 and 3, if property brought before the meeting, must be approved by the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. With regard to the election of directors, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote. With regard to each of the two stockholder proposals, if properly brought before the meeting, and other matters that may properly come before the meeting, abstentions will be counted and will have the same effect as a vote against the matter, and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

Upon the recommendation of its Audit Committee, the Board of Directors has reappointed Deloitte & Touche LLP as independent auditors for the fiscal year ending January 30, 1997. Deloitte and Touche LLP has audited the financial statements of the Company for each fiscal year since 1967.

Services to be performed by Deloitte & Touche LLP for the 1996 fiscal year will include, among other things, audit of annual financial statements, limited reviews of quarterly financial information and consultations in connection with various financial reporting, accounting and income tax matters. Representatives of Deloitte & Touche LLP will attend the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF                             LOGO

--------------------------------------------------------------------------------

The following table shows the persons (including any group deemed a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company who beneficially own more than 5 percent of the Company's Common Stock. It also shows beneficial ownership for each director, for each executive officer named in the Summary Compensation Table and for the executive officers and directors as a group.

                    SHARES BENEFICIALLY OWNED AND NATURE OF
                  BENEFICIAL OWNERSHIP AS OF MARCH 28, 19961
--------------------------------------------------------------------------------

                                                                                              AGGREGATE
NAME (AND ADDRESS                                  SHARED        SOLE            SHARED         AMOUNT
  FOR BENEFICIAL                 SOLE VOTING       VOTING     INVESTMENT       INVESTMENT     BENEFICIALLY   PERCENT
  OWNERS OVER 5%)                   POWER          POWER        POWER            POWER          OWNED2       OF CLASS
-----------------------------------------------------------------------------------------------------------------------
Markus Stiftung3                  29,152,800             --   29,152,800                --    29,152,800        11.57
  Timmasper Weg
  2353 Nortorf
  Federal Republic of Germany
Alscott Limited
  Partnership #14                         --     26,846,046           --        26,846,046    26,846,046        10.65
  380 E. Parkcenter Blvd.
  Boise, ID 83706
Kathryn Albertson4                        --     28,026,0466          --        28,026,0465   28,026,0465       11.12
  380 E. Parkcenter Blvd.
  Boise, ID 83706
A. Gary Ames                           7,0008            --        7,0008               --         7,0008           +
Cecil D. Andrus                        5,3008           800        5,3008              800         6,1008           +
John B. Carley                       544,861             --      543,9006               --       544,861            +
Paul I. Corddry                        2,0008        10,000        2,0008           10,000        12,0008           +
John B. Fery                          20,0008            --       20,0008               --        20,0008           +
Clark A. Johnson                      13,6508         4,000       13,6508            4,000        17,6508           +
Charles D. Lein                        8,0008        12,200        8,0008           12,200        20,2008           +
Warren E. McCain                   1,234,771             --    1,234,771                --     1,234,771            +
Gary G. Michael                      249,020             --      248,0596               --       249,020            +
Beatriz Rivera                         2,0008            --        2,0008               --         2,0008           +
J.B. Scott4                               --     28,026,0465          --        28,026,0465   28,026,0465       11.12
  380 E. Parkcenter Blvd.
  Boise, ID 83706
Will M. Storey                         5,0008            --        5,0008               --         5,0008           +
Steven D. Symms                        2,0008         1,502        2,0008            1,502         3,5028           +
Carl W. Pennington                    10,8947       172,000       10,0006,7        172,000       182,8947           +
Ronald D. Walk                            893       241,876            6           241,876       242,769            +
All directors (including            2,378,9747,8 28,777,2095   2,368,1796,7,8   28,777,2095   31,156,1835,7,8    12.36
  nominees) and all
  executive officers as a group
  (29)
-----------------------------------------------------------------------------------------------------------------------

+ Indicates that the percentage of shares beneficially owned does not exceed one percent of the Company's outstanding Common Stock.

1 Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Shares are considered to be "beneficially" owned if the person has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities. A person is also considered to be the beneficial owner of shares if that person has the right to acquire the beneficial ownership of the shares within 60 days from March 28, 1996.

2 Each director and executive officer disclaims beneficial ownership of any shares owned by his or her spouse, children or grandchildren and by trusts for such persons, whether or not the director or officer is a trustee or co-trustee thereof.

--------------------------------------------------------------------------------

3 According to a Schedule 13D filed with the Securities and Exchange Commission on or about January 18, 1990, Mr. Theo Albrecht is also a beneficial owner of these shares. Mr. Albrecht's address is the same as that of Markus Stiftung.

On February 15, 1980, the Company entered into an agreement with Theo Albrecht Stiftung, the name of which was changed to Markus Stiftung on April 22, 1988, relating to its ownership of the Company's voting securities. As amended on April 11, 1984, September 25, 1989, and December 5, 1994, this agreement provides that until February 14, 2000 (subject to earlier termination under certain limited circumstances), (i) Markus Stiftung shall not acquire or permit its affiliates to acquire any additional shares of the Company's Common Stock or any other voting securities of the Company if such acquisition would cause it or its affiliates to own directly or indirectly more than 14 percent of the Company's outstanding voting securities; provided that, if the number of outstanding voting securities is reduced for any reason, including purchases by the Company of its voting securities, Markus Stiftung shall not be required to dispose of any of its holdings of voting securities even if such reduction in outstanding voting securities results in Markus Stiftung owning in excess of 14 percent of the outstanding voting securities, and (ii) the Company has a right of first refusal with respect to the voting securities of the Company held by Markus Stiftung if it should desire to dispose of such securities. This agreement also restricts the manner in which the voting securities of the Company may be sold by Markus Stiftung in the event the Company does not elect to exercise such right of first refusal.

4 All of the common stock of the Company previously owned by Kathryn Albertson and J.B. Scott has been transferred to Alscott Limited Partnership #1, a Texas limited partnership (the "Partnership"). The Managing General Partner of the Partnership is Alscott, Inc., an Idaho corporation controlled by Kathryn Albertson and J.B. Scott.

The Company entered into an agreement with the Partnership on February 2, 1996, which provides for an orderly sale and purchase of the Company's Common Stock which had been owned by Kathryn Albertson ("New Agreement"). Also on February 2, 1996, Kathryn Albertson, the Partnership and the Company entered into a Stockholders' Agreement to coordinate the actions to be taken under the New Agreement and the agreement entered into between the Company and Kathryn Albertson on December 31, 1979 ("Old Agreement") which continues to apply to any shares of the Company's Common Stock owned by her and which provides for an orderly sale and purchase of such stock. The New Agreement and the Old Agreement are together referred to herein as the "Agreements," and the shares of the Company's Common Stock held by the Partnership which had been owned by Kathryn Albertson and any shares of stock owned by Kathryn Albertson are collectively referred to herein as the "Designated Shares."

The Agreements provide that in the event either the Partnership or Kathryn Albertson, as applicable, proposes to sell or dispose of (other than through gift) any of the Designated Shares, the Company shall be given notice and an opportunity to purchase such Designated Shares for a specified period at a price and upon terms set forth in the notice. Should the Company decline to exercise its option to purchase all of the Designated Shares offered for sale within the specified period, the Partnership or Kathryn Albertson, as applicable, may sell such Designated Shares on terms and at a price equivalent to or exceeding that offered to the Company within nine months.

The Agreements do not deprive the Partnership or Kathryn Albertson, as applicable, of the privilege to make gifts of Designated Shares during Kathryn Albertson's lifetime, but the donees must, within a period not to exceed one year following the date of a gift, grant to the Company an option to purchase all of the Designated Shares received as a gift at a price that is approximately 96 percent of the then market price. Should the Company not exercise the option to purchase all of such Designated Shares within the specified option period, the donee is entitled to hold these Designated Shares, deal with them and exercise all rights of ownership thereof free from any provisions of the Agreements.

Upon the death of Kathryn Albertson, the Company has an irrevocable and exclusive option to purchase all of the Designated Shares at the time of death at a price which is approximately 96 percent of the then market price. If the Company does not exercise its option, the personal representative of the estate is obligated to sell the Designated Shares through a secondary public offering, the expenses of which are to be borne by the Company.

Except as summarized above, the Agreements do not in any respect deprive the Partnership or Kathryn Albertson, as applicable, of the rights of ownership of the Designated Shares, including unrestricted voting rights and the right to receive and retain all cash and stock dividends.

J.B. Scott holds a revocable power of attorney that enables him to vote any shares of the Company's Common Stock held by Kathryn Albertson.

5 Includes 1,180,000 shares of the Company's Common Stock owned by the J.A. and Kathryn Albertson Foundation, Inc., of which Kathryn Albertson and J.B. Scott are directors and officers. Kathryn Albertson and J.B. Scott disclaim any beneficial ownership of these shares.

                                                                            LOGO

--------------------------------------------------------------------------------

6 Shares credited to the Employee Stock Ownership Plan accounts of the individuals named and all executive officers as a group are not included in the column headed "Sole Investment Power" since the shares cannot be sold. Such shares are included in the column headed "Sole Voting Power" and in the column headed "Aggregate Amount Beneficially Owned."

7 Includes 10,000 shares not held of record on March 28, 1996, but which could have been acquired within 60 days thereafter under the Company's 1986 Nonqualified Stock Option Plan by Carl W. Pennington, and 25,100 shares not held of record on March 28, 1996, but which could have been acquired within 60 days thereafter under the Company's 1982 Incentive Stock Option Plan and 1986 Nonqualified Stock Option Plan by certain executive officers included in all executive officers as a group. Includes 14,936 shares as to which certain executive officers included in all executive officers as a group have sole voting and investment power but which are held for minor children and as to which they disclaim any other beneficial interest. None of these shares could have been acquired by or are held by any of the named individuals.

8 Includes 2,000 shares (for each indicated Director and 18,000 shares total) not held of record on March 28, 1996, but which could have been acquired within 60 days thereafter under the Company's 1995 Stock Option Plan for Non-Employee Directors.

--------------------------------------------------------------------------------

ELECTION OF DIRECTORS

(PROPOSAL 1)

--------------------------------------------------------------------------------

The Board of Directors is divided into three classes, each serving for a three year term. Approximately one-third of the directors are in each class, and all the directors in one class stand for election each year. Five directors presently serve in each of Classes II and III and four directors presently serve in Class I. This year four Class I directors are to be elected.

The Board of Directors has nominated the following candidates to stand for election as Class I directors, all of whom are nominated for terms expiring in 1999: Clark A. Johnson, Charles D. Lein, Gary G. Michael and Steven D. Symms. Except as otherwise specified in any proxy, the proxies will be voted for the election of all these nominees.

The Board of Directors is informed that each of the four nominees has consented to being named in this Proxy Statement as a nominee for director and to serve as a director if elected; however, if for any reason any of the nominees shall become unavailable for election, the proxy will be voted as directed by the Board of Directors. It is not anticipated that any nominee will be unavailable for election.

All of the nominees are now directors of the Company and have previously been elected by the stockholders.

Information as to the nominees and as to each other director whose term will continue after the 1996 Annual Meeting of Stockholders is given on pages 7-10. Unless otherwise indicated, the nominees have been engaged in the same principal occupation for the past five years. Directors' ages are as of March 28, 1996.

NOMINEE FOR ELECTION AS CLASS I DIRECTORS                                   LOGO
TERM EXPIRING IN 1999

--------------------------------------------------------------------------------

CLARK A. JOHNSON

Director
since 1989

Age 64
Chairman of the Board and Chief Executive Officer of Pier 1 Imports, Inc., a retailer of imported goods. Mr. Johnson is a director of Pier 1 Imports, Inc., Heritage Media Corporation, InterTan, Inc., Anacomp, Inc. and Metromedia International Group. Member of the Compensation, Nominating and Grantor Trust Committees.

--------------------------------------------------------------------------------

CHARLES D. LEIN

Director
since 1975

Age 54
President and Chief Operating Officer of Stuller Settings, Inc., a jewelry manufacturing company, since January 1994. Formerly Chairman of the Board, President and Chief Executive Officer of Black Hills Jewelry Manufacturing Co. from 1982 to 1993. President, University of South Dakota from 1977 to 1982 and Dean of the College of Business, Boise State University from 1973 to 1977. Mr. Lein is a director of Stuller Settings, Inc. and First National Bank of Lafayette. Chairman of the Audit Committee and member of the Executive Committee.

--------------------------------------------------------------------------------

GARY G. MICHAEL

Director
since 1979

Age 55
Chairman of the Board and Chief Executive Officer of the Company. Mr. Michael is a member of the Board of Directors of the Federal Reserve Bank of San Francisco and a director of Questar Corporation. Chairman of the Non-Employee Directors' Deferred Compensation Committee and member of the Executive Committee.

--------------------------------------------------------------------------------

STEVEN D. SYMMS

Director
since 1993

Age 57
President of Symms, Lehn & Associates, Inc., a consulting firm, since January 1993. Elected United States Senator from the State of Idaho in 1980 and served until January 1993. Vice President and Secretary of Boise Air Service, Inc. since 1983. Mr. Symms is a director of Symms, Lehn & Associates, Inc., Boise Air Service, Inc. and Symms Fruit Ranch, Inc. Member of the Audit Committee.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

CONTINUING CLASS II DIRECTORS

TERMS EXPIRING IN 1997
--------------------------------------------------------------------------------

KATHRYN ALBERTSON

Director
since 1958

Age 87
President and a director of Alscott, Inc., real estate and other investments. Prior to 1993, homemaker. Grandmother of J.B. Scott. Mrs. Albertson is a director of the J.A. and Kathryn Albertson Foundation, Inc.

--------------------------------------------------------------------------------

A. GARY AMES

Director
since 1988

Age 51
President and Chief Executive Officer, U S WEST International, a telecommunications company and a wholly-owned subsidiary of U S WEST, Inc., since July 1995. President and Chief Executive Officer, U S West Communications from 1990 to 1995. Mr. Ames is a director of Tektronix, Inc. Chairman of the Grantor Trust Committee and member of the Compensation and Nominating Committees.

--------------------------------------------------------------------------------

JOHN B. CARLEY

Director
since 1979

Age 62
Chairman of the Executive Committee of the Board of Directors since February 2, 1996 and formerly President and Chief Operating Officer of the Company. Mr. Carley is a director of Boise Cascade Office Products Corporation, Idaho Power Company and MWI Veterinary Supply Co. Chairman of the Executive Committee and member of the Nominating and Non-Employee Directors' Deferred Compensation Committees.

--------------------------------------------------------------------------------

PAUL I. CORDDRY

Director
since 1987

Age 59
Retired. Formerly Senior Vice President, Europe, of H.J. Heinz Company, a worldwide provider of processed food products and services, from 1988 to 1992. Mr. Corddry has been Chairman and a director of Bzircus Entertainment Corporation since 1994 and is a director of Ameristar Casinos, Inc. Member of the Audit and Grantor Trust Committees.

--------------------------------------------------------------------------------

                                                                            LOGO

--------------------------------------------------------------------------------

BEATRIZ RIVERA

Director
since 1995

Age 45
Member of the Public Utilities Commission of the State of New Mexico since 1995. Formerly owner of Infiniti of Albuquerque, an automobile dealership from 1990 to 1995. Ms. Rivera is a director of the Tomas Rivera Center, a trustee of the University of New Mexico Foundation and a member of the Defense Advisory Committee on Women in the Services. Member of the Audit and Nominating Committees.

--------------------------------------------------------------------------------

CONTINUING CLASS III DIRECTORS

TERMS EXPIRING IN 1998
--------------------------------------------------------------------------------

CECIL D. ANDRUS

Director
since 1995

Age 64 Chairman of the Andrus Center for Public Policy, a public policy forum located at Boise State University dealing in natural resource issues, since January 1995 and of counsel to the Gallatin Group, a consulting firm, since February 1995. Elected Governor of the State of Idaho in 1987 and served until January 1995. Served as Secretary of the Interior in the Carter Administration from 1977 through 1980. Mr. Andrus is a director of Coeur d'Alene Mines Corp., KeyCorp., PCS Learning Centers and the J.A. and Kathryn Albertson Foundation, Inc. Member of the Executive and Grantor Trust Committees.

--------------------------------------------------------------------------------

JOHN B. FERY

Director
since 1974

Age 66
Retired. Formerly Chairman of the Board of Boise Cascade Corporation, a timber and paper products company, from 1978 to 1995 and Chief Executive Officer of Boise Cascade Corporation from 1972 to 1994. Mr. Fery is a director of F&C Enterprises, Inc., Hewlett-Packard Company, The Boeing Company and U.S. Bancorp. Chairman of the Compensation Committee and member of the Executive and Grantor Trust Committees.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

WARREN E. MCCAIN

Director
since 1973

Age 70
Retired. Chairman of the Executive Committee of the Board of Directors until February 1, 1996 and Chairman of the Board and Chief Executive Officer of the Company from 1976 to 1991. Mr. McCain is a director of Portland General Corporation and Pope & Talbot. Chairman of the Nominating Committee and member of the Compensation, Executive and Non-Employee Directors' Deferred Compensation Committees.

--------------------------------------------------------------------------------

J.B. SCOTT

Director
since 1993

Age 42
Vice President and a director of Alscott, Inc., real estate and other investments. Grandson of Kathryn Albertson. Mr. Scott is President and a director of the J.A. and Kathryn Albertson Foundation, Inc. Member of the Audit Committee.

--------------------------------------------------------------------------------

WILL M. STOREY

Director
since 1992

Age 64
Retired. Formerly Executive Vice President and Chief Financial Officer, American President Companies, a provider of container transportation services until July 1995. Mr. Storey is a director of Manville, Inc., Riverwood International Corp. and T.I.S. Mortgage Investment Company. Member of the Audit and Compensation Committees.

--------------------------------------------------------------------------------

                                                                            LOGO

--------------------------------------------------------------------------------

CERTAIN TRANSACTIONS

--------------------------------------------------------------------------------

During a portion of the fiscal year ended February 1, 1996, a store lease was held by Kathryn Albertson Enterprises, a sole proprietorship owned by Kathryn Albertson, a director of the Company as landlord, and Albertson's, Inc., as tenant. A similar store lease was held by Alscott, Inc., an Idaho corporation, as landlord, and Albertson's, Inc., as tenant. Kathryn Albertson is President and a director of Alscott, Inc., in which she has a majority ownership interest. J.B. Scott, a director of the Company, is Vice President and a director of Alscott, Inc., in which Mr. Scott has an indirect majority ownership interest. In August of 1995 the two leases were transferred to Alscott Real Estate LLC, a controlled subsidiary of Alscott Limited Partnership #1, the owner of 10.65% of the Company's Common Stock and in which Kathryn Albertson and J.B. Scott hold the majority interest. The terms of the two leases are for periods of 37 and 46 years with expiration dates occurring in 2007 and 2005. The total rentals paid by the Company under the leases to these landlords during the fiscal year ended February 1, 1996, were $328,470.

John B. Fery, a director of the Company, was Chairman of the Board of Boise Cascade Corporation until April 1995. During the fiscal year ended February 1, 1996, the Aviation Division of Boise Cascade provided flight crews, fuel, maintenance and various other services related to the operation of the Company's aircraft, for which the Company paid Boise Cascade $2,492,004. In addition, the Company paid Boise Cascade $2,369 for merchandise purchased from Boise Cascade's Corrugated Container Division and paid Boise Cascade Office Products Corporation, a subsidiary of Boise Cascade, and its affiliates $754,397 during such period for merchandise purchased.

Steven D. Symms, a director of the Company, is a director of Symms Fruit Ranch, Inc. During the fiscal year ended February 1, 1996, the Company paid Symms Fruit Ranch $344,185 for food products purchased for resale in the Company's stores. Ste. Chapelle Winery is a wholly-owned subsidiary of Symms Fruit Ranch, Inc. During the fiscal year ended February 1, 1996, the Company paid $1,976,915 to distributors for Ste. Chapelle wine purchased for resale in the Company's stores.

John B. Carley, a director of the Company, is a director of Boise Cascade Office Products Corporation. During the fiscal year ended February 1, 1996, the Company paid Boise Cascade Office Products Corporation and its affiliates $754,397 for merchandise purchased.

Donald Carley, brother of John B. Carley, a director of the Company, is a controlling stockholder of the Vendredi Company, a food brokerage company based in San Diego, California. During the fiscal year ended February 1, 1996, the Company paid the Vendredi Company $1,439,634 for merchandise supplied by that firm to the Company for resale in the Company's stores.

Richard Ogle, son-in-law of Warren E. McCain, a director of the Company, is the owner of The Office Environment Company, an office supply company. During the fiscal year ended February 1, 1996, the Company paid $2,442,411 to The Office Environment Company for office furniture, equipment and supplies.

James Smith, brother-in-law of Richard J. Navaro, Group Vice President and Controller of the Company, is the owner of Tynick Services, Inc., a retail and wholesale electronics distributor. During the fiscal year ended February 1, 1996, the Company paid $115,064 to Tynick Services, Inc. for electronics equipment.

Dennis C. Lucas, Senior Vice President and Regional Manager of the Company, has a loan from the Company to assist in the purchase of a new residence due to his relocation by the Company. The highest aggregate amount of indebtedness during the fiscal year ended February 1, 1996, was $61,218 and the amount outstanding as of March 28, 1996 is $61,218. There is no interest paid or charged thereon.

In the opinion of management, all of the foregoing transactions were fair and reasonable and were entered into on terms not less favorable than could be obtained in transactions with responsible third parties.

--------------------------------------------------------------------------------

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

--------------------------------------------------------------------------------

The Board of Directors held four regular meetings and one special meeting during the last full fiscal year of the Company. All incumbent directors attended at least 75 percent of the total meetings of the Board of Directors and the committees of which they were members.

The Company has an Executive Committee, which is a standing committee of the Board of Directors, presently consisting of six members who are John B. Carley, Chairman, Cecil D. Andrus, John B. Fery, Charles D. Lein, Warren E. McCain and Gary G. Michael. There were three meetings of the Executive Committee held during the last fiscal year. The Executive Committee was established to exercise the authority of the Board of Directors between meetings of the full Board subject to limitations under Delaware law.

The Company has an Audit Committee, which is a standing committee of the Board of Directors, presently consisting of six members who are Charles D. Lein, Chairman, Paul I. Corddry, Beatriz Rivera, J.B. Scott, Will M. Storey and Steven
D. Symms. Four meetings of the Audit Committee were held during the last fiscal year. The Audit Committee's responsibilities include: (i) reviewing the plan, scope and results of the independent audit and reporting to the full Board whether financial information is fairly presented and whether generally accepted accounting principles are followed; (ii) monitoring the internal accounting and financial functions of the Company to assure quality of staff and proper internal controls; and (iii) investigating conflicts of interest, compliance with ethical standards and compliance with laws and regulations.

The Company has a Compensation Committee, which is a standing committee of the Board of Directors, presently consisting of five members who are John B. Fery, Chairman, A. Gary Ames, Clark A. Johnson, Warren E. McCain and Will M. Storey. Five meetings of the Compensation Committee were held during the last fiscal year. The Compensation Committee is responsible for reviewing annual salaries and bonuses paid to the officers appointed by the Board of Directors and certain other officers of the Company and for selecting key employees who are to receive stock option grants and determining the terms thereof.

The Company has a Nominating Committee, which is a standing committee of the Board of Directors, presently consisting of five members who are Warren E. McCain, Chairman, A. Gary Ames, John B. Carley, Clark A. Johnson and Beatriz Rivera. There were no meetings of the Nominating Committee held during the last fiscal year. The Nominating Committee is responsible for selecting nominees to fill Board vacancies and to replace retiring members of the Board. The Nominating Committee reviews possible nominees for membership on the Board of Directors, including any nominees recommended in good faith by a registered stockholder with the consent of the proposed nominee, and makes recommendations concerning nominees to the Board of Directors. Stockholders wishing to propose director candidates for consideration by the Nominating Committee may do so by writing to the Corporate Secretary of the Company, giving the candidate's name, biographical data and qualifications. In addition, the Company's By-Laws permit stockholders to make nominations for directors at a meeting of stockholders, but only if, among other things, timely written notice of an intent to make such a nomination is given to the Corporate Secretary of the Company. To be timely, such notice, except in certain circumstances, must be received by the Company not less than 50 days nor more than 75 days prior to the stockholders' meeting.

The Company has a Grantor Trust Committee, which is a special committee of the Board of Directors, presently consisting of five members who are A. Gary Ames, Chairman, Cecil D. Andrus, Paul I. Corddry, John B. Fery and Clark A. Johnson, none of whom has a financial interest in the deferred compensation plans and trusts established by the Company for its executives, except Cecil D. Andrus who is receiving payments of

                                                                            LOGO

--------------------------------------------------------------------------------

compensation deferred from his service as a Director from 1984 to 1987 and who will abstain from any decisions made by the Grantor Trust Committee which would affect such payments. There was one meeting of the Grantor Trust Committee held during the last fiscal year. The Grantor Trust Committee was established to administer the Company's deferred compensation plans and pension benefit makeup plan for its executives and the trusts established to protect the benefits to be received under these plans. The plans and trusts are described more fully herein.

The Company has a Non-Employee Directors' Deferred Compensation Committee which is a special committee created to administer the Non-Employee Directors' Deferred Compensation Plan. The committee presently consists of three members who are Gary G. Michael, Chairman, John B. Carley and Warren E. McCain, none of whom has a financial interest in this plan. The committee held no meetings during the last fiscal year.

--------------------------------------------------------------------------------

DIRECTORS' FEES

--------------------------------------------------------------------------------

Directors who are employees of the Company do not receive additional compensation as directors. Directors who are not employees receive directors' fees of $26,400 per year plus $1,000 for each Board of Directors' and committee meeting attended.

Non-employee directors may elect to defer payment of their directors' fees into the Non-Employee Directors' Deferred Compensation Plan described in footnote 1 to the Summary Compensation Table on page 14.

Pursuant to the Albertson's, Inc. 1995 Stock Option Plan for Non-Employee Directors which became effective on May 26, 1995, each non-employee director is granted an option on the first business day after each annual stockholders' meeting of the Company during the ten-year term of the Plan to purchase 2,000 shares of the Common Stock of the Company at the closing market price on the date of grant and which may be exercised for ten years from the date of grant pursuant to the terms of the Plan.

--------------------------------------------------------------------------------

COMPENSATION OF EXECUTIVE OFFICERS

--------------------------------------------------------------------------------

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                                     ANNUAL
                                                                  COMPENSATION                   AWARDS
                                                     --------------------------------------   ------------
                                                                                               SECURITIES
                                                                             OTHER ANNUAL      UNDERLYING     ALL OTHER
                 NAME AND                   FISCAL    SALARY1     BONUS1     COMPENSATION2      OPTIONS3     COMPENSATION4
            PRINCIPAL POSITION               YEAR       ($)        ($)            ($)             (#)            ($)
------------------------------------------  ------   ---------   --------   ---------------   ------------   ------------
Gary G. Michael                              1995    $693,923    $315,000       $22,000          50,000        $ 86,631
  Chairman of the Board and Chief            1994     655,500    327,600         80,327               0          75,191
  Executive Officer and a director           1993     637,577    325,000         22,000               0          65,496
John B. Carley (5)                           1995     610,000    256,000         22,000               0          86,558
  President and Chief Operating              1994     585,077    292,800         22,000               0          76,499
  Officer until February 1, 1996;            1993     570,385    290,000         22,000               0          67,944
  Chairman of the Executive Committee
  of the Board from February 2, 1996
  and a director
Warren E. McCain(6)                          1995     574,683          0         22,000               0         341,779
  Chairman of the Executive                  1994     500,000          0         22,000               0         303,867
  Committee of the Board until               1993     509,616          0         22,000               0         271,827
  February 1, 1996 and a director
Carl W. Pennington                           1995     287,616     91,000             --          25,000          19,846
  Senior Vice President,                     1994     265,462    100,000             --               0          15,552
  Corporate Merchandising until              1993     257,125     65,625             --               0          11,965
  February 1, 1996; Executive Vice
  President, Corporate Merchandising
  from February 2, 1996
Ronald D. Walk                               1995     283,462     91,000             --          25,000          17,039
  Senior Vice President                      1994     264,616    145,750             --               0          13,092
  and Regional Manager until                 1993     257,125    118,125             --               0           9,694
  February 1, 1996; Executive Vice
  President, Retail Operations
  from February 2, 1996

--------------------------------------------------------------------------------

1 Certain officers, including certain of the individuals named in the above table, were entitled to defer up to 50 percent of the aggregate amount of their salaries and bonuses and non-employee directors were entitled to defer up to 100 percent of their directors' fees pursuant to two substantially similar deferred compensation plans for officers and directors approved by the Board of Directors on December 5, 1983. A third plan, the 1990 Deferred Compensation Plan ("1990 Plan") was approved by the Board of Directors on December 4, 1989, effective as of January 1, 1990. Under the 1990 Plan, certain officers, including the individuals named in the above table, and certain highly compensated employees are entitled to defer up to 35 percent of their salaries, and the Compensation Committee will defer, for "covered employees" as that term is defined in Section 162(m) of the Internal Revenue Code, that portion of the annual bonus which, in the judgment of the Compensation Committee, would not be deductible by the Company pursuant to the provisions of Section 162(m). The Company does not expect that any amounts so deferred will be material in fiscal year 1996.

Salaries, bonuses and fees deferred into these plans accrue interest until benefits are completely distributed at the monthly Corporate Bond Yield Average with respect to average corporations as determined from the Moody's Bond Record published by Moody's Investor's Service, Inc. ("Moody's Average"), except when benefits are paid upon termination of employment following a change in control, death, disability prior to termination of employment (under the two initial plans) or retirement ("Certain Events"). In the case of such Certain Events, deferred amounts accrue interest at a rate equal to the Moody's Average plus 4 percent under the two initial plans or the Moody's Average plus 3 percent under the 1990 Plan. A fourth plan, the Non-Employee Directors' Deferred Compensation Plan was approved by the Board of Directors and by a special committee of the Board consisting of three

                                                                            LOGO

--------------------------------------------------------------------------------

employee directors on December 4, 1989. This plan permits non-employee directors to defer up to 100% of their directors' fees. Interest is accrued until benefits are completely distributed at the Moody's Average plus 3 percent in the case of Certain Events and at the Moody's Average in all other cases.

The Company has purchased cost recovery life insurance to cover its obligations under the two initial deferred compensation plans for officers and directors, and the Company is the owner of these policies. The Company has also purchased cost recovery life insurance to cover its obligations under the 1990 Plan and has transferred ownership of these policies to the trustee of the grantor trust established for the 1990 Plan (see discussion below). If assumptions as to mortality, experience, interest rates and other factors are realized, the Company or the trustee of the grantor trust, as applicable, will recover from such policies an amount equal to the benefit payments under these plans and the premium payments on the insurance policies. The plans, except for the Non-Employee Directors' Deferred Compensation Plan, are administered by the Grantor Trust Committee of the Board of Directors. The Non-Employee Directors' Deferred Compensation Plan is administered by the Non-Employee Directors' Deferred Compensation Committee, a committee of the Board consisting of three directors, none of whom has a financial interest in the plan.

Pursuant to the foregoing plans, the individuals named in the table on page 14 have deferred the following amounts of salary paid or allocated to them for services rendered during the fiscal year ended February 1, 1996: Mr. Michael, $61,442; Mr. Pennington, $99,514; and Mr. Walk, $91,504. Pursuant to the foregoing plans, the individuals named in the table on page 14 deferred the following amounts of salary paid or allocated to them for services rendered during the fiscal year ended February 2, 1995: Mr. Michael, $60,000; Mr. Pennington, $88,510; and Mr. Walk, $91,789. Pursuant to the foregoing plans, the individuals named in the table on page 14 deferred the following amounts of salary paid or allocated to them for services rendered during the fiscal year ended February 3, 1994: Mr. Michael, $53,769; Mr. Pennington, $85,952; and Mr. Walk, $86,372. These amounts are included in the columns for salary in the table on page 14.

In order to secure the compensation deferred and interest accrued thereon under the deferred compensation plans already described, except for the Non-Employee Directors' Deferred Compensation Plan, the Company has established the Executive Deferred Compensation Trust and the 1990 Deferred Compensation Trust ("Deferred Compensation Trusts"), which are grantor trusts within the meaning of the Internal Revenue Code, Section 671. The Company has or intends to contribute cash, real estate, insurance policies or other property into the Deferred Compensation Trusts to provide for payment of benefits under the deferred compensation plans in the event of a change in control of the Company. The trusts are administered by the Grantor Trust Committee of the Board of Directors. These trusts become irrevocable upon the occurrence of certain events described in each trust as constituting a "potential change in control," and the Company is required to make certain contributions of cash to each trust upon the occurrence of certain other events described in each trust as constituting a "change in control."

The individuals named in the table on page 14 are eligible, along with all "eligible" employees (those who complete at least 1,000 hours of service during the twelve-month period commencing with their date of hire or with any anniversary thereof, are age 21 or over and (with certain exceptions) are not covered by a collective bargaining agreement), to defer a portion of their salary into the Albertson's Tax Deferred Savings Plan ("Savings Plan") which is a salary deferral plan pursuant to Section 401(k) of the Internal Revenue Code. During the fiscal year ended February 1, 1996, the individuals named in the table on page 14 deferred the following amounts into the Savings Plan: Mr. Michael, $6,184 and Mr. Walk, $9,234. During the fiscal year ended February 2, 1995, the individuals named in the table on page 14 deferred the following amounts into the Savings Plan: Mr. Michael, $5,950 and Mr. Walk, $9,317. During the fiscal year ended February 3, 1994, the individuals named in the table on page 14 deferred the following amounts into the Savings Plan: Mr. Michael, $5,833 and Mr. Walk, $9,258. All amounts deferred into the Savings Plan by these individuals are included in the column for salary in the table on page 14.

2 This column includes $22,000 in fiscal years 1995, 1994 and 1993 for each of Gary G. Michael, John B. Carley and Warren E. McCain, which is a fixed annual amount, in addition to salary and bonus, contributed by the Company and deferred into the deferred compensation plans described in footnote 1. This column also includes the value for income tax purposes of noncash personal benefits; except that amounts, when aggregated, which did not exceed the lesser of $50,000 or 10% of compensation for any of the named executives are not included. The amount indicated for Mr. Michael for fiscal year 1994 includes $39,400 which is the value of personal use of corporate aircraft.

3 The Company has granted options to its employees for the purchase of the Company's Common Stock pursuant to three stock option plans: (i) the 1982 Incentive Stock Option Plan ("1982 Plan"), which was adopted by the stockholders in May 1982 and which expired by its terms on February 29, 1992; (ii) the 1986 Nonqualified Stock Option Plan ("1986 Plan"), which was adopted by the stockholders in May 1986 and will expire in May 1996; and (iii) the 1995 Stock-Based Incentive Plan ("1995 Plan"), which was

--------------------------------------------------------------------------------

adopted by the stockholders in May 1995 and will expire in May 2005. The 1982 Plan provided and the 1986 Plan and 1995 Plan provide for the issuance of stock options from time to time to key employees of the Company, including executive officers, designated by the Compensation Committee of the Board as holding positions of substantial responsibility, demonstrating special capabilities and contributing significantly to fiscal performance. The stock option plans and related agreements contain provisions that, in certain circumstances, may cause the date of exercise for options granted thereunder to accelerate in the event there is a change in control of the Company. Gary G. Michael was granted a stock option under the 1995 Plan for 50,000 shares at the closing market price on December 4, 1995, the date the option was granted. 50 percent of the option becomes exercisable after five years and the remaining 50 percent becomes exercisable after six years. Carl W. Pennington was granted a stock option under the 1995 Plan for 25,000 shares at the closing market price on December 4, 1995. 50 percent of the option becomes exercisable after three years and the remaining 50 percent becomes exercisable after four years. Ronald D. Walk was granted a stock option under the 1995 Plan for 25,000 shares at the closing market price on December 4, 1995. 25 percent of the option becomes exercisable after four years, with an additional 25 percent becoming exercisable each year thereafter.

4 This column consists of the "above-market" (as such term is defined in Item 402(b)(2)(iii)(C), Instruction 3, of Regulation S-K of the Securities and Exchange Commission) portion of the interest credited to the account of each of the named executives under the deferred compensation plans described in footnote
1. The "above-market" portion of the interest accrued when benefits are paid following the occurrence of "Certain Events," as that term is defined in footnote 1, is set forth in the table on page 14 because it is the larger amount of interest credited.

5 Effective February 2, 1996, John B. Carley entered into an employment contract with the Company as Chairman of the Executive Committee of the Board of Directors for an annual salary of $500,000 for a period of three years, as well as all perquisites provided by the Company to senior executive officers and the annual $22,000 contribution to deferred compensation for the three-year period. No bonus is to be paid for services rendered during the three-year period.

6 The employment contract of Warren E. McCain with the Company expired by its terms on February 1, 1996.

                                                                            LOGO

--------------------------------------------------------------------------------

                       OPTION GRANTS IN LAST FISCAL YEAR

--------------------------------------------------------------------------------

                                                               INDIVIDUAL GRANTS
                                            --------------------------------------------------------
                                            NUMBER OF      % OF TOTAL                                       GRANT DATE
                                            SECURITIES      OPTIONS                                           VALUE
                                            UNDERLYING     GRANTED TO                                     -------------
                                             OPTIONS       EMPLOYEES      EXERCISE OR                      GRANT DATE
                                             GRANTED       IN FISCAL      BASE PRICE      EXPIRATION      PRESENT VALUE
                   NAME                        (#)            YEAR          ($/SH)(1)        DATE             ($)(2)
------------------------------------------  ----------     ----------     -----------     ----------      -------------
Gary G. Michael                                50,000         4.89%         $31.875         12/3/02(3)       $455,500
 Chairman of the Board and
 Chief Executive Officer and
 a director
Carl W. Pennington                             25,000         2.45%          31.875         12/3/00(4)        169,250
 Senior Vice President,
 Corporate Merchandising until
 February 1, 1996; Executive Vice
 President, Corporate Merchandising
 from February 2, 1996
Ronald D. Walk                                 25,000         2.45%          31.875        12/3/03(5)         224,563
 Senior Vice President and
 Regional Manager until February 1,
 1996; Executive Vice President, Retail
 Operations from February 2, 1996

--------------------------------------------------------------------------------

1 The closing market price on the date the options were granted.

2 In accordance with the rules of the Securities and Exchange Commission, "Grant Date Value" has been calculated using the Black-Scholes model of option valuation, adjusted to reflect the option term representative of each individual's grant. The model also assumes: (a) an interest rate that represents the interest rate on a U.S. Treasury Bond with a maturity date corresponding to that of the adjusted option term; (b) volatility calculated using weekly stock prices prior to the grant date for the number of weeks corresponding to that of the adjusted option term; and (c) a dividends paid percentage rate determined by 1995 dividends paid as a percent to the average stock price as of the beginning and end of the fiscal year. Based on this model, the calculated values of the options on December 4, 1995 (grant date) range from $6.06 to $10.23 per share granted.


3 50% of the option will become exercisable during the sixth year of the option and 50% will become exercisable during the seventh year of the option.

4 50% of the option will become exercisable during the fourth year of the option and 50% will become exercisable during the fifth year.

5 25% of the option will become exercisable during the fifth year and 25% will become exercisable each year thereafter.

--------------------------------------------------------------------------------

           AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND
                      FISCAL YEAR-END STOCK OPTION VALUES
--------------------------------------------------------------------------------

                                                                           NUMBER OF SECURITIES          VALUE+ OF UNEXERCISED
                                                                          UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                             OPTIONS AT FISCAL             OPTIONS AT FISCAL
                                               SHARES                            YEAR-END                      YEAR-END
                                             ACQUIRED ON     VALUE+     ---------------------------   ---------------------------
                                              EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                   NAME                          (#)          ($)           (#)            (#)            ($)            ($)
-------------------------------------------  -----------   ----------   -----------   -------------   -----------   -------------
Gary G. Michael                                 32,000     $  606,000           0        226,000       $       0      $3,720,750
 Chairman of the Board and Chief Executive
 Officer and a director
John B. Carley                                 120,000      2,305,000           0              0               0               0
 President and Chief Operating Officer
 until February 1, 1996; Chairman of the
 Executive Committee of the Board from
 February 2, 1996 and a director
Carl W. Pennington                                   0              0      10,000         65,000         183,750         819,375
 Senior Vice President, Corporate
 Merchandising until February 1, 1996;
 Executive Vice President, Corporate
 Merchandising from February 2, 1996
Ronald D. Walk                                       0              0           0         75,000               0       1,003,125
 Senior Vice President and Regional Manager
 until February 1, 1996; Executive Vice
 President, Retail Operations from February
 2, 1996

--------------------------------------------------------------------------------

+ The dollar values are calculated by determining the difference between the closing price on the New York Stock Exchange Composite Tape for the Company's Common Stock at exercise or at fiscal year-end (February 1, 1996) for exercisable and unexercisable options and the exercise price of the options.

RETIREMENT BENEFITS

The Company has adopted two defined benefit pension plans that cover certain salaried and hourly-paid employees of the Company, both of which are governed by the Employee Retirement Income Security Act of 1974 ("ERISA"). One plan covers eligible salaried employees of the Company and the other plan covers eligible hourly-paid employees. "Eligible" employees are those who complete at least 1,000 hours of service during the twelve-month period commencing with their date of hire or with any anniversary thereof, are age 21 or over and (with certain exceptions) are not covered by a collective bargaining agreement. The amount of benefit paid under the plans depends upon the credited years of service and the compensation level of the participant. The compensation used in determining the retirement benefit for the individuals named in the Summary Compensation Table on page 14 consists of the employee's salary and deferred compensation and does not include bonus and noncash compensation.

The following table gives the estimated annual benefit payable upon retirement for participants in the salaried pension plan including benefits payable under the Makeup Plan discussed below. The estimates assume normal retirement at age 62 for employees at specified compensation levels (based on average earnings for the highest five consecutive years of service out of the last ten years) with various years of service with the Company.

                                                                            LOGO

--------------------------------------------------------------------------------

                               PENSION PLAN TABLE
--------------------------------------------------------------------------------

                                             YEARS OF SERVICE
COMPENSATION     -------------------------------------------------------------------------
   LEVEL            20           25           30           35           40           45
------------------------------------------------------------------------------------------
  $100,000       $ 27,000     $ 33,750     $ 40,500     $ 47,250     $ 54,000     $ 60,750
   200,000         54,000       67,500       81,000       94,500      108,000      121,500
   300,000         81,000      101,250      121,500      141,750      162,000      182,250
   400,000        108,000      135,000      162,000      189,000      216,000      243,000
   500,000        135,000      168,750      202,500      236,250      270,000      303,750
   600,000        162,000      202,500      243,000      283,500      324,000      364,500
   700,000        189,000      236,250      283,500      330,750      378,000      425,250
   800,000        216,000      270,000      324,000      378,000      432,000      486,000

--------------------------------------------------------------------------------

As of February 1, 1996, the years of service credited to the executive officers listed in the Summary Compensation Table on page 14 were: Mr. Michael, 30; Mr. Carley, 42; Mr. McCain, 44; Mr. Pennington, 32; and Mr. Walk, 34. Also as of such date, the covered compensation for the last fiscal year of these executive officers under the Company's pension plans was: Mr. Michael, $714,884; Mr. Carley, $632,000; Mr. McCain, $522,000; Mr. Pennington, $286,923; and Mr. Walk, $282,692.

The amounts presented in the pension table are single life annuities notwithstanding the availability of joint and survivor annuity provisions. The pension benefit is not subject to any deduction for social security or other offset amounts.

Retirement benefits otherwise available to key executives under the Company's qualified defined benefit plans have been limited by the effects of the Internal Revenue Code of 1986, as amended (the "Code"). For example, the maximum annual benefit under a qualified pension plan under the Code is limited to $120,000 (subject to certain exceptions). The Company has complied with this limitation to assure continuing qualification of its plans. To offset the loss of retirement benefits associated with tax law limitations, the Company adopted a nonqualified "makeup" benefit plan ("Makeup Plan") effective June 1, 1988. Benefits are provided under this plan for key employees equal to those that would otherwise be lost by such plan qualification limitations. The Makeup Plan was amended effective 1990 to extend certain benefits to participants in the 1990 Deferred Compensation Plan. All amounts for any benefits accrued under the Makeup Plan are included in the figures in the Summary Compensation Table on page 14.

In order to protect the benefits payable under the Makeup Plan, the Company has established the Executive Pension Makeup Trust ("Makeup Trust"), which is a grantor trust that is substantially similar to the Deferred Compensation Trusts described in footnote 1 to the Summary Compensation Table on page 14. The Makeup Trust is administered by the Grantor Trust Committee of the Board of Directors as are the Deferred Compensation Trusts.

COMPENSATION COMMITTEE/EXECUTIVE
COMMITTEE REPORT

OVERVIEW

For the fiscal year ended February 1, 1996, the Compensation Committee established the annual salaries of the Chairman and Chief Executive Officer ("CEO") and the President and Chief Operating Officer ("President") and determined that the annual salaries of the Executive Vice President, Store Development and the Executive Vice President, Administration and General Counsel ("Executive Vice Presidents") recommended by the CEO were reasonable based upon its analysis of the factors discussed below and approved those annual salaries. The annual salaries of the other executive officers were determined by the CEO and were reviewed by the Compensation Committee. The Executive Committee reviewed and approved the annual salaries of all of the executive officers. The Compensation Com-

--------------------------------------------------------------------------------

mittee determined that the bonus policy for all officers of the Company recommended by the CEO and the Executive Committee was reasonable based upon its analysis of the factors discussed below, approved the bonus policy and determined the amount of the annual bonuses paid for the fiscal year. The Compensation Committee approved all grants of stock options during the fiscal year, as recommended by the CEO (except with regard to the option granted to the CEO); and options were granted to three of the five executives named in the Summary Compensation Table. All decisions of the Compensation Committee and the Executive Committee were reported to the Board of Directors.

EXECUTIVE OFFICER COMPENSATION POLICY

The compensation policy of the Company, which is applied by the Compensation Committee and the Executive Committee to the compensation of the CEO, President and Executive Vice Presidents and by the CEO to the compensation of the other executive officers, is to set compensation so as to attract and retain the highest quality people who will contribute to the long-term performance and long-term growth of the Company. To this end, annual compensation for executive officers (except for the Chairman of the Executive Committee) consists of an annual salary which is not directly dependent upon the Company's performance in that fiscal year and an annual bonus which is paid after the end of the fiscal year and which is computed as a percentage of annual salary. As discussed in more detail below, the annual bonus is directly dependent upon the Company's performance in the completed fiscal year. It is the Company's long-standing policy that the annual bonus make up a substantial portion of executive officer compensation. An additional bonus may be granted to an executive officer for exceptional services to the Company as approved by the Compensation Committee.

In accordance with this overall policy, the Company provides retirement benefits to encourage executive officers to stay with the Company. To this end, the executive officers participate in the defined benefit pension plan that covers eligible salaried employees of the Company as well as in the non-qualified "makeup" benefit plan which provides benefits for key employees equal to those that would otherwise be lost by certain plan qualification limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"). Both of these plans are described under the heading "Retirement Benefits." For each of the CEO, President and Chairman of the Executive Committee (as of the end of the fiscal year), the Company has agreed to contribute $22,000 for the fiscal year, in lieu of salary, to the deferred compensation plans established by the Company which are described in footnote 1 to the Summary Compensation Table. The executive officers are also eligible to contribute amounts from their annual salary into the Company-wide 401(k) plan and/or the deferred compensation plans described in footnote 1 to the Summary Compensation Table.

During the last fiscal year, the remuneration paid to executive officers did not exceed the deductibility limit under Section 162(m) of the Code. It is not anticipated that the remuneration paid to executive officers during the next fiscal year will exceed the deductibility limit under Section 162(m) of the Code in a material amount unless the Company's sales and net earnings are exceedingly high which would result in a larger amount of annual bonus paid as a percentage of annual salary. If, however, remuneration payable to an executive officer who is also a "covered employee" as that term is defined in Section 162(m) would exceed the deductibility limit under Section 162(m) in fiscal year 1996, then the Compensation Committee will defer under the 1990 Deferred Compensation Plan (the "1990 Plan") which is described in footnote 1 to the Summary Compensation Table, that portion of the annual bonus which, in the judgment of the Compensation Committee, would not be deductible by the Company pursuant to the provisions of Section 162(m). Such deferred amounts will be paid to the affected executive officers pursuant to the terms of the 1990 Plan upon termination or retirement in years when it is anticipated that such amounts would be deductible by the Company. The Compensation Com-

                                                                            LOGO

--------------------------------------------------------------------------------

mittee will continue to monitor this issue in future years.

Executive Officer Compensation

Executive officer compensation (except the compensation for the Chairman of the Executive Committee) consists of two annual components: (i) an annual salary which is determined upon the basis of a number of factors, only one of which is the Company's overall performance in prior fiscal years and (ii) an annual bonus which is determined solely on the basis of the Company's performance during the fiscal year (an additional bonus may be granted for exceptional services to the Company as approved by the Compensation Committee); and one long-term component: stock options, the value of which is directly dependent upon the Company's long-term performance.

  Annual Salaries -- Compensation Committee

In determining the annual salaries (including increases) for the CEO, the President and the Executive Vice Presidents for the last fiscal year, the Compensation Committee considered a number of factors. These factors included the experience and responsibilities of the executive officers, the Company's overall performance in prior fiscal years and the role of the executive officers in achieving such performance. The consideration of overall performance was not based on specific measures of performance. The Compensation Committee did not give any specific weight to these factors in determining the annual salary component of compensation. For background purposes only, and not to establish specific target compensation levels, the Compensation Committee also reviewed three wholesaler/ retailer compensation comparison surveys prepared by third parties. Two of the third-party comparison surveys included four of the six companies in the Standard & Poor's Retail Store-Food Chains Index used in the Performance Graph on page 24, and the remaining survey included one of those companies. The annual salary of the Chairman of the Executive Committee was established pursuant to an employment agreement which expired according to its terms on February 1, 1996. The Chairman of the Executive Committee did not receive a bonus and was not eligible to be granted stock options.

  Annual Salaries --
  Compensation Committee
  and Executive Committee

In reviewing the annual salary structure for the other executive officers for the last fiscal year, the Compensation Committee and the Executive Committee considered the recommendations of the CEO as well as factors similar to those set forth above. The Compensation Committee and the Executive Committee did not give any specific weight to any of these factors in determining the annual salary component of compensation.

  Annual Bonus --
  Compensation Committee
  and Executive Committee

The bonus policy approved by the Compensation Committee and by the Executive Committee set forth a scale of percentages of annual salary to be paid if certain Company-wide sales volume increases over the prior fiscal year were achieved by the Company and a scale of percentages of annual salary to be paid if certain Company-wide net earnings increases over the prior fiscal year were achieved by the Company. An additional bonus may be granted to an executive officer for exceptional services to the Company as approved by the Compensation Committee. In addition, the percentage of annual salary to be paid as annual bonus increased for the more senior officers in recognition of the leadership roles of the senior officers.

The Compensation Committee established the annual bonuses based upon the sales volume increases and the net earnings increases that were achieved. Accordingly, the annual bonus of the CEO was set at 42% of his current annual salary, and the annual bonus of the President (at the end of the fiscal year) was set at 42% of his annual salary at the end of the fiscal year. The Chairman of the Executive Committee did not receive an annual bonus. The annual bonus of the Executive Vice President, Corporate Merchandising whose

--------------------------------------------------------------------------------

compensation is disclosed in the Summary Compensation Table was set at 28% of his current annual salary. The annual bonus of the Executive Vice President, Retail Operations whose compensation is disclosed in the Summary Compensation Table was set at 28% of his current annual salary.

  Stock Options --
  Compensation Committee

Stock options are granted from time to time by the Compensation Committee to certain employees of the Company, including executive officers. Stock options are granted by the Compensation Committee to attract and retain the best available personnel for positions of substantial responsibility, provide additional incentive to employees and thus promote the success of the business of the Company. Criteria used by the Compensation Committee in making stock option grants include the potential for a person in the employee's position to make a significant contribution to the Company's performance; the employee's past performance; the employee's length of service with the Company; an evaluation of the employee's potential for advancement; and factors bearing on the desirability of encouraging continuance of the employee's employment with the Company. The Committee also considers the amount and terms of previous option grants when determining the grant of options. Based on these factors, the Compensation Committee determined that the recommendations received from the CEO (except with regard to the option granted to the CEO) of those employees to whom it would be appropriate to grant stock options were reasonable and granted those stock options. Stock options were granted during the last fiscal year to three of the five executive officers named in the Summary Compensation Table as set forth in that table. These options were granted based on the factors outlined above.

  Compensation of the CEO
  -- Compensation Committee

The compensation of Gary G. Michael, Chairman of the Board and Chief Executive Officer, consists of the same elements as for other executive officers, which are annual salary, annual bonus based upon the performance of the Company during the fiscal year and stock options, as well as the $22,000 payment, in lieu of salary, to the deferred compensation plans described in footnote 1 to the Summary Compensation Table. Mr. Michael also participates in the retirement programs and in the optional deferrals of annual salary into the 401(k) plan and the deferred compensation plans discussed herein.

Mr. Michael's annual salary was not based upon specific measures of the Company's performance during the fiscal year. His annual salary determination (including the increase) was based on the Compensation Committee's evaluation of his performance during the prior fiscal year which included the financial results reflected in the Performance Graph set forth on page 24 of this Proxy Statement and nonfinancial factors including strategic planning for the future of the Company, as well as the factors discussed previously under the heading "Annual Salaries -- Compensation Committee." His bonus was based upon the achievement of the specific Company-wide sales volume increases and net earnings increases discussed previously under the heading "Annual Bonus -- Compensation Committee and Executive Committee." His bonus was 42% of his current annual salary. Mr. Michael was granted a stock option for 50,000 shares at fair market value on December 4, 1995, with 50% of the option becoming exercisable during the sixth year and the remaining 50% becoming exercisable during the seventh year of the option.

                                                                            LOGO

--------------------------------------------------------------------------------

COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS

  John B. Fery,         Clark A. Johnson
    Chairman            Warren E. McCain
  A. Gary Ames          Will M. Storey

EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS

  John B. Carley*,      Charles D. Lein
    Chairman            Warren E. McCain***
  Cecil D. Andrus**     Gary G. Michael****
  John B. Fery

*John B. Carley became the Chairman of the Executive Committee on February 2, 1996 and, therefore, did not participate in the decisions that are described in the Compensation Committee/ Executive Committee Report.

**Cecil D. Andrus became a member of the Executive Committee on May 26, 1995 and, therefore, did not participate in the decisions that are described in the Compensation Committee/Executive Committee Report, except with regard to the bonuses paid.

***Mr. McCain was the Chairman of the Executive Committee until February 1,
1996.

****Mr. Michael did not participate as a member of the Executive Committee in any of the decisions that are described in the Compensation Committee/Executive Committee Report.

COMPENSATION COMMITTEE AND
EXECUTIVE COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

The members of the Compensation Committee are John B. Fery, Chairman, A. Gary Ames, Clark A. Johnson, Warren E. McCain and Will M. Storey. The members of the Executive Committee are John B. Carley, Chairman, Cecil D. Andrus, John B. Fery, Charles D. Lein, Warren E. McCain, and Gary G. Michael.

John B. Carley has been Chairman of the Executive Committee since February 1, 1996 and was formerly the President and Chief Operating Officer of the Company. He is a director of Boise Cascade Office Products Corporation. During the fiscal year ended February 1, 1996, the Company paid Boise Cascade Office Products Corporation and its affiliates $754,397 for merchandise purchased.

John B. Fery, the Chairman of the Board of Boise Cascade Corporation until April 1995, has served on the Compensation Committee since 1993 and on the Executive Committee since 1988. During the fiscal year ended February 1, 1996, the Aviation Division of Boise Cascade provided flight crews, fuel, maintenance and various other services related to the operation of the Company's aircraft, for which the Company paid Boise Cascade $2,492,004. In addition, the Company paid Boise Cascade $2,369 for merchandise purchased from Boise Cascade's Corrugated Container Division and paid Boise Cascade Office Products Corporation, a subsidiary of Boise Cascade, and its affiliates $754,397 for merchandise purchased during such period.

Warren E. McCain, Chairman of the Executive Committee of the Board of Directors until February 1, 1996 and formerly the Chairman of the Board and Chief Executive Officer of the Company, has served on the Compensation Committee since 1992 and on the Executive Committee since 1988. Since February 2, 1996, Mr. McCain has not been employed by the Company.

Gary G. Michael, Chairman of the Board and Chief Executive Officer, has served on the Executive Committee since 1993. Mr. Michael did not participate as a member of the Executive Committee in any of the decisions that are described in the Compensation Committee/Executive Committee Report.

--------------------------------------------------------------------------------

PERFORMANCE GRAPH

The following graph provides a comparison of the five-year cumulative total return* for the Standard & Poor's 500 Index, the Standard & Poor's Retail Store-Food Chains Index and the Company.


                                                              S & P RETAIL STORE
                            ALBERTSON'S, INC.   S & P 500       (FOOD CHAINS)
1/91                              100               100               100
1/92                              105               123                97
1/93                              130               136               124
1/94                              144               153               120
1/95                              164               154               130
1/96                              189               213               165

-----------
* $100 invested on January 31, 1991 in stock or index -- including reinvestment of dividends. Fiscal year ending January 31.

                                                                            LOGO

--------------------------------------------------------------------------------

  STOCKHOLDER PROPOSAL

  (PROPOSAL 2)
  ------------------------------------------------------------------------------

The International Brotherhood of Teamsters has advised the Company that it intends to present the following resolution at the Annual Meeting. (The address and number of shares owned by such stockholder will be provided upon request to the Secretary of the Company.) In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below.

STOCKHOLDER RESOLUTION:

RESOLVED: That Albertson's stockholders urge the Board of Directors take the necessary steps, in compliance with Delaware law, to declassify the Board for the purpose of director elections. The board declassification shall be completed in a manner that does not affect the unexpired terms of directors previously elected.

STOCKHOLDER SUPPORTING STATEMENT:

The Albertson's board is divided into three classes of directors serving staggered three-year terms. This means an individual director faces election only once every three years, and shareholders only vote on roughly a third of the board each year.

Albertson's management has argued that such a structure insures consistency and continuity of corporate policy.

We think a better way to insure continuity is through re-election. As for consistency, we question whether this is a virtue, especially if the results are consistently detrimental to shareholders.

We believe that annual elections can pave the way for improved sensitivity by the board of important shareholder issues.

Importantly, such sensitivity should span genders. Women comprise a majority of Albertson's employees and constitute an important share of our Company's customers. Yet in the Board Room, there are few. Albertson's apparently attempted to address this with the appointment of Beatriz Rivera, an auto dealer from New Mexico. Ms. Rivera: Welcome.

Such sensitivity should also become manifest in improved communication with shareholders, as reflected in two developments.

First, this issue has been winning increased support among Albertson's shareholders. The number of shareholders supporting this resolution increased from 1994 to 1995. Second, Albertson's efforts to defeat the reform suggest intolerance for constructive shareholder input. In 1995, Albertson's management attempted to prevent this issue from coming to a vote based on technicalities. (Copies of Albertson's correspondence are available by contacting the IBT Office of Corporate Affairs at 202-624-8100.) In the 1994 and 1995 proxy statement, management even questioned motivation. We are saddened that a board that includes such important figures as Gov. Cecil Andrus would be reduced to such tactics. Is Albertson's asking for shareholder capital without acknowledging ownership prerogatives? Or is Albertson's asserting that some shareholders are on a lower plane than others?

These factors strengthen our resolve that such reform is necessary. By adopting annual elections, Albertson's can demonstrate its commitment to fuller accountability to shareholders, accountability that respects the importance of women among our company's key constituents, and accountability that honors shareholder prerogatives.

We urge you to vote YES for this proposal.

--------------------------------------------------------------------------------

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION
--------------------------------------------------------------------------------

Your Board of Directors recommends a vote AGAINST this proposal for the following reasons:

This stockholder proposal was submitted to the Company by the International Brotherhood of Teamsters (the "International"). The Company is regularly engaged in negotiating labor agreements with various Teamster local unions, and management believes this proposal reflects an attempt by the International to gain leverage over the Company for use in labor negotiations with the Company.

For the third year in a row, the International Brotherhood of Teamsters has submitted a stockholder proposal seeking to declassify the Board of Directors. Your Board of Directors believes that a classified board continues to serve the Company, you the stockholders and those with whom the Company does business by permitting all to rely on the consistency and continuity of corporate policy. At the same time, annual elections, in which approximately one-third of the board is elected each year, offer stockholders a regular opportunity to renew and reinvigorate corporate decision-making while maintaining the basic integrity of corporate policy year-to-year for the benefit of all who rely on it.

A system of classified directors also benefits stockholders by making corporate takeovers by proxy contest more difficult. Since only approximately one-third of the Company's directorships are filled at any annual meeting of stockholders, it is impossible to elect an entire new board or even a majority of the board at a single meeting. Incumbent directors always represent a majority of the Board and are in a position to protect the interests of all stockholders.

The stockholders of the Company adopted the present system of classified directors at the 1980 Annual Meeting of Stockholders by a margin of 77% of the outstanding shares.

While the Teamsters have the right to submit this proposal again this year (and year after year, provided the proposal receives at least 10% of the vote), your Board of Directors believes that the arguments made in prior years remain persuasive and that the proposal should continue to be defeated by the stockholders.

Finally, while this proposal does not address directly the issue of equal employment opportunity, the statement in support of this proposal does. Your Board of Directors is committed to providing equal opportunities for employment, development and advancement for all of the Company's employees, with an emphasis on personal and career development. The Company has in fact made steady strides in recent years in advancing women and minorities to managerial positions.

For the foregoing reasons, your Board of Directors believes that this proposal is not in the best interests of the Company and unanimously recommends that you vote AGAINST Proposal 2.

--------------------------------------------------------------------------------

STOCKHOLDER PROPOSAL

(PROPOSAL 3)
--------------------------------------------------------------------------------

The United Food & Commercial Workers Union, Local 99R ("Phoenix Union") located at 2501 West Dunlap Avenue, Suite 240, Phoenix, Arizona 85201, the holder of 43 shares of the Company's common stock, has notified the Company that it intends to submit the following resolution at the Annual Meeting:

RESOLVED, that shareholders recommend that Albertson's adopt a policy of confidential shareholder voting, the sole exceptions being disclosure to independent inspectors of election and any disclosure ordered by a court. This proposal shall not prohibit comments on proxy cards from being disclosed to management.

The Phoenix Union has indicated its intention to solicit proxies in support of its proposal. The materials it is sending out consist of a proxy statement and a survey questionnaire which stockholders are being asked to return in order to receive a proxy card

                                                                            LOGO

--------------------------------------------------------------------------------

from the Phoenix Union. Your Board of Directors believes that the Phoenix Union is more interested in trying to obtain information for possible use in its attempts to unionize certain Arizona Albertson's stores than it is in obtaining votes for its proposal.

Your Board of Directors urges you to vote AGAINST the proposal on the accompanying WHITE proxy card.

--------------------------------------------------------------------------------

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION
--------------------------------------------------------------------------------

Your Board of Directors recommends a vote AGAINST this proposal for the following reasons:

You should know that our employees in Arizona (other than Yuma) have not expressed a desire to be represented by the Phoenix Union, despite the union's effort to organize them. Another important fact is that the cost to the Phoenix Union of its proxy solicitation exceeds the value of the 43 shares of stock that the union owns. These factors, among others, cause your Board of Directors to believe that this proposal has not been submitted in the interests of the stockholders but rather as part of the union's efforts to pressure the Company to unionize its Arizona employees who have expressed no desire to be represented by a union.

The Phoenix Union has also purchased small amounts of stock in six other companies. These companies are unrelated to Albertson's, except that each of them either has a member of Albertson's management on its Board of Directors or has a member of its management on Albertson's Board. For example, the union has targeted Questar Corporation (an integrated natural gas holding company headquartered in Utah) where Albertson's Chief Executive Officer, Gary Michael, is a Board member. The Phoenix Union has indicated its intention to solicit proxies in support of proposals at those companies. We believe that this is being done to pressure these other companies to, in turn, put pressure on Albertson's to unionize stores, contrary to the wishes of employees.

It is the belief of your Board of Directors that stockholder support of this proposal will encourage and prolong the Phoenix Union's efforts to use the corporate governance process to pressure Albertson's to act in ways that are contrary to the interests of Albertson's stockholders and employees. Your management believes that the decision as to whether or not to unionize should be made by our employees and not because of pressure applied through the Annual Meeting process at Albertson's and at other companies.

Your Company's unequivocal, and continuing, position on labor relations is that we are PRO-EMPLOYEE. We are not anti-union. This means that we respect the wishes of our employees, and we are committed to treating them fairly, whether they are union members or not. If the employees want to be represented by a union, that is clearly their prerogative and will always be respected. If they do not wish to be so represented, that decision will be respected as well. At present, over 40% of our employees are represented by a union and the rest are not. This choice should be, and must be, left up to the employees.

Turning to the specifics of the Phoenix Union's proposal, the Board believes that the proposal is unnecessary. First, any stockholder who wishes to vote on a confidential basis can do so simply by holding his or her shares in street name through a bank, broker or other nominee. Second, the Company believes that it has always conducted its stockholder solicitations in a fair and equitable manner, without any coercive pressure. Thus, the Phoenix Union's argument that confidential voting is necessary to protect stockholders from coercion has no historical basis at Albertson's and is speculative at best. Indeed, even the Phoenix Union specifically acknowledges that it does not suggest that Albertson's

--------------------------------------------------------------------------------

management has ever acted in a coercive manner. Accordingly, the Board believes that the concerns expressed by the Phoenix Union do not warrant adoption of the proposed system for confidential voting.

Moreover, the Board believes that the existing proxy solicitation process has served the Company's stockholders fairly for many years and that the present system is cost-effective and represents prudent management which is entirely consistent with high business and ethical standards.

For the foregoing reasons, your Board of Directors believes that this proposal is not in the best interests of the Company and unanimously recommends that you vote AGAINST Proposal 3.

--------------------------------------------------------------------------------

OTHER MATTERS
--------------------------------------------------------------------------------

The Company is not aware of any other matters to be submitted at the Annual Meeting of Stockholders. If any other matters properly come before the meeting, it is the intention of the proxy holders to vote the shares they represent as the Board of Directors may recommend.

--------------------------------------------------------------------------------

FILING OF FORMS PURSUANT TO SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934
--------------------------------------------------------------------------------

As required by Securities and Exchange Commission rules under Section 16 of the Securities Exchange Act of 1934, the Company notes that a Form 4 for Steven D. Symms included the ownership of less than 3 shares of the Company's Common Stock held in an inadvertently created dividend investment account which was not included in prior filings.

--------------------------------------------------------------------------------

DEADLINE FOR RECEIPT OF STOCKHOLDERS' PROPOSALS
--------------------------------------------------------------------------------

Proposals by stockholders of the Company that are intended to be presented to the stockholders at the Company's 1997 Annual Meeting must be received by the Company no later than December 20, 1996 in order that they may be included in the Proxy Statement and proxy card for that meeting.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                              ALBERTSON'S, INC.

The undersigned hereby appoints Warren E. McCain, Gary G. Michael, John B. Carley, and each of them, as Proxies for the undersigned, each with full power of substitution, to represent the undersigned and to vote all shares of Common Stock of Albertson's, Inc. ("Company") that the undersigned is entitled to vote in the manner indicated on the reverse side hereof, and with discretionary authority as to any other matters that may properly come before the meeting as set forth under the heading "Other Matters" in the accompanying Proxy Statement. If no other indication is made, the proxyholders will vote FOR the election of the director nominees and AGAINST proposals 2 and 3 at the Annual Meeting of Stockholders of the Company to be held on Friday, May 24, 1996, and at any and all adjournments or postponements thereof.


                     (PLEASE DATE AND SIGN ON REVERSE SIDE)
--------------------------------------------------------------------------------


                              FOLD AND DETACH HERE



                               [ALBERTSON'S LOGO]



                         ANNUAL MEETING OF STOCKHOLDERS

                              FRIDAY, MAY 24, 1996

                                   10:00 A.M.

                           BOISE CENTRE ON THE GROVE
                                850 FRONT STREET
                                  BOISE, IDAHO

                                            PLEASE MARK YOUR VOTES LIKE THIS  X
                                                                             ---

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND AGAINST PROPOSALS 2 AND 3.

------
COMMON

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1.      ELECTION OF FOUR DIRECTORS TO CLASS I.
        NOMINEES: Clark A. Johnson, Charles D. Lein, Gary G. Michael and Steven D. Symms.

        FOR all nominees                WITHHOLD AUTHORITY to vote for
                                               all nominees

          ---------                            ------------

        To withhold authority for any individual nominee, check the "FOR" all nominees box above and write that nominee's name on line below:

        --------------------------------------------------------------


THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 2.

2.      STOCKHOLDER PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS.

        FOR             AGAINST         ABSTAIN
            ---------           ------          ------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3.

3.      STOCKHOLDER PROPOSAL TO INSTITUTE CONFIDENTIAL VOTING.

        FOR             AGAINST         ABSTAIN
            ---------           ------          ------

Dated:                         , 1996
      -------------------------


----------------------------------------
Signature


----------------------------------------
Signature

THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME APPEARS HEREON. Executors, administrators, trustees, and so forth, should give full title as such. If the signatory is a corporation, please sign full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized party. If shares are held in multiple names, at least one must sign as an authorized party.




--------------------------------------------------------------------------------


                              FOLD AND DETACH HERE



                               [ALBERTSON'S LOGO]



                         ANNUAL MEETING OF STOCKHOLDERS

                              FRIDAY, MAY 24, 1996

                                   10:00 A.M.

                           BOISE CENTRE ON THE GROVE
                                850 FRONT STREET
                                  BOISE, IDAHO



IF YOU PLAN TO ATTEND THE MEETING AND YOUR SHARES ARE HELD IN THE NAME OF A BROKER OR OTHER NOMINEE, PLEASE BRING A STATEMENT OR LETTER FROM THE BROKER OR NOMINEE CONFIRMING YOUR OWNERSHIP OF SHARES.